Exhibit 99.1

Contact: Joe Crivelli Senior Vice President Gregory FCA Direct: 610-228-2100 Mobile: 610-299-6700

NUTRISYSTEM REPORTS THIRD QUARTER 2011 RESULTS

Q3 results and Q4 forecast include additional investments to support 2012 new program launch EPS of 21 cents driven by improved marketing efficiency and G&A cost containment Board of Directors declares dividend of 17.5 cents per share

Fort Washington, PA—November 2, 2011—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the third quarter 2011.

The following are key financial metrics for the third quarter ended September 30, 2011:

·	Revenues were $85.6 million, compared to $121.2 million for Q3 2010.

·	Operating income from continuing operations was $9.6 million, compared to operating income from continuing operations of $13.9 million for Q3 2010.

·	Net income was $6.1 million, compared to net income of $9.2 million for Q3 2010.

·	Net income per diluted share was 21 cents, compared to net income of 32 cents per diluted share for Q3 2010.

·	Additional expenses to support 2012 growth initiatives impacted Q3 results by $600,000 pretax or two cents per diluted share.

·	Adjusted EBITDA was $14.7 million, compared to $19.8 million for Q3 2010. EBITDA margin was 17.1%, compared to 16.3% a year ago. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income (expense), interest, income taxes and depreciation and amortization.

·	Cash and cash equivalents and marketable securities were $72.2 million at September 30, 2011, compared to $41.2 million at December 31, 2010.

Joe Redling, Chairman and Chief Executive Officer, said, “While we are disappointed in our third quarter results, we have worked hard this year to position Nutrisystem to recapture revenue momentum and believe that we have an exciting plan for 2012. We are making a significant investment in new programs as we intend to roll out a completely revamped Nutrisystem plan during the upcoming diet season. In support of our launch we have also secured new brand ambassadors for both our women’s and men’s programs.

While this investment represents a short term drag on Q4 earnings, we believe this will better position us for success in 2012. We are excited about the potential of combining both a new product launch and new spokespersons during the same diet season.”

Mr. Redling continued, “The revenue environment deteriorated in the third quarter, especially in August when negative headlines about the U.S. debt downgrade and European debt crisis were prevalent. Our revenues have always been strongly correlated to consumer confidence, and we saw revenue traction decline considerably once questions about the economic recovery hit the news. Careful management of operating expenses enabled us to deliver bottom line results that were in line with our expectations for the quarter, and the company remains soundly profitable. However, we see continued revenue pressure in Q4 as consumer confidence remains at historic lows and, in fact, fell to one of the lowest levels in the past 30 years during October.”

David Clark, Chief Financial Officer, added, “To take full advantage of our planned new program launch for 2012 diet season and continue support of additional growth initiatives we have made the strategic decision to accelerate certain expenditures into the third and fourth quarters. The impact of this investment on Q3 results was $600,000 pretax or two cents per diluted share, and we expect Q4 net income to be impacted by $5 million pretax or 11 cents per diluted share. In addition, we expect our typical sequential revenue decrease to be steeper than historic norms due to the continued difficult consumer spending environment. As a result, we now expect earnings in the range of $0.45 to $0.50 per diluted share for the full year.”

The company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable November 25, 2011, to shareholders of record as of November 14, 2011.

Conference Call and Webcast

Management will host a webcast to discuss third quarter 2011 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website for 30 days. Interested parties unable to access the conference call via the webcast may dial 1-913-312-1434, and reference conference ID 4967358. A replay of the conference call will be available on the Company website for 30 days following the event.

About Nutrisystem

Nutrisystem, Inc. (NASDAQ: NTRI) is the number one home delivery weight-loss company. Nutrisystem® products are sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, with convenient home delivery. The Company offers proven nutritionally balanced weight loss programs designed for women, men, and seniors, as well as the Nutrisystem® D® program, specifically designed to help people with type 2 diabetes who want to lose weight and manage their diabetes. The Nutrisystem® program is based on nearly 40 years of nutrition research and the science of the low glycemic index, and offers a variety of great tasting, satisfying, good carbohydrate meals that are designed to be heart healthy. The program was named the "Least Expensive Home Delivery Program” by CBS Money Watch in January 2011. The program has no membership fees and provides weight management support and counseling by trained weight-loss coaches and online and mobile weight management tools free of charge. Nutrisystem proudly supports the American Diabetes Association in its movement to Stop Diabetes™, as well as to help in increasing awareness of the correlation between weight loss and improvements in diabetes control. For more information or to become a customer, visit http://www.nutrisystem.com or call 1-800-891-3215. For the healthcare professional, please visit http://www.nutrisystem.com/hcp. Follow Nutrisystem on Twitter @nutrisystem and on Facebook at www.Facebook.com/nutrisystem.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's plans and expectations for 2011 and 2012, continuing to pay regular quarterly dividends and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2011	2010	2011	2010

REVENUE	$85,643	$121,189	$334,444	$421,653

COSTS AND EXPENSES:
Cost of revenue	41,257	52,654	162,711	186,585
Marketing	20,279	33,349	92,833	127,177
General and administrative	11,502	18,114	48,186	57,031
Depreciation and amortization	2,961	3,133	9,186	9,064
Total costs and expenses	75,999	107,250	312,916	379,857
Operating income from continuing operations	9,644	13,939	21,528	41,796
OTHER INCOME (EXPENSE)	0	3	0	(32)
INTEREST (EXPENSE) INCOME, net	(52)	(31)	(408)	73
Income from continuing operations before income taxes	9,592	13,911	21,120	41,837
INCOME TAXES	3,524	4,690	7,709	15,037
Income from continuing operations	6,068	9,221	13,411	26,800
DISCONTINUED OPERATION:
Loss on discontinued operation, net of income tax benefit	0	(66)	0	(253)
Net income	$6,068	$9,155	$13,411	$26,547

BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$0.22	$0.32	$0.48	$0.89
Loss on discontinued operation	0	0	0	(0.01)
Net income	$0.22	$0.32	$0.48	$0.88
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$0.21	$0.32	$0.47	$0.87
Loss on discontinued operation	0	0	0	0
Net income	$0.21	$0.32	$0.47	$0.87
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,092	27,106	26,948	28,835
Diluted	27,335	27,505	27,272	29,205
Dividends declared per common share	$0.18	$0.18	$0.53	$0.53

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share amounts)

	September 30,	December 31,
	2011	2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,215	$ 20,376
Marketable securities	0	20,843
Receivables	6,390	9,256
Inventories, net	25,104	28,747
Prepaid income taxes	0	5,513
Deferred income taxes	1,912	1,854
Supplier advances	593	15,240
Other current assets	5,002	11,855
Total current assets	111,216	113,684

FIXED ASSETS, net	30,703	34,324
OTHER ASSETS	1,776	1,945
	$143,695	$ 149,953
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$19,031	$ 26,435
Accrued payroll and related benefits	2,027	4,874
Income taxes payable	1,316	0
Deferred revenue	1,174	4,488
Other accrued expenses and current liabilities	5,151	3,867

Total current liabilities	28,699	39,664
BORROWINGS UNDER CREDIT FACILITY	30,000	30,000
NON-CURRENT LIABILITIES	5,945	5,313

Total liabilities	64,644	74,977

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares
issued and outstanding)	0	0
Common stock, $.001 par value (100,000,000 shares authorized; shares issued and outstanding – 28,015,750 at September 30, 2011 and
28,099,812 at December 31, 2010)	28	28
Additional paid-in capital	8,138	3,086
Retained earnings	70,997	71,990
Accumulated other comprehensive loss	(112)	(128)

Total stockholders’ equity	79,051	74,976

	$ 143,695	$ 149,953

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	~~-------------------------------------~~
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 13,411	$ 26,547
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on discontinued operation	0	253
Depreciation and amortization	9,186	9,064
(Gain) loss on disposal of fixed assets	(17)	68
Share–based compensation expense	7,502	8,129
Deferred income tax (benefit) expense	(364)	630
Loss on sales of marketable securities	26	0
Changes in operating assets and liabilities:
Receivables	2,866	3,892
Inventories, net	3,643	35,281
Supplier advances, net	14,647	0
Other assets	6,971	3,882
Accounts payable	(6,496)	(6,243)
Accrued payroll and related benefits	(2,847)	3,974
Deferred revenue	(3,314)	(2,446)
Income taxes	7,296	(405)
Other accrued expenses and liabilities	1,966	1,867
Net cash provided by operating activities of continuing operations	54,476	84,493
Net cash used in operating activities of discontinued operation	0	(145)
Net cash provided by operating activities	54,476	84,348
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(54)	(422)
Sales of marketable securities	20,897	10,000
Capital additions	(6,570)	(16,822)
Proceeds from the sale of fixed assets	58	0
Net cash provided by (used in) investing activities of continuing operations	14,331	(7,244)
Net cash provided by investing activities of discontinued operation	0	112
Net cash provided by (used in) investing activities	14,331	(7,132)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	0	20,000
Exercise of stock options	128	119
Taxes related to equity compensation awards, net	(2,692)	(2,346)
Payment of dividends	(14,404)	(15,757)
Repurchase and retirement of common stock	0	(74,997)
Net cash used in financing activities	(16,968)	(72,981)

Effect of exchange rate changes on cash and cash equivalents	0	9
NET INCREASE IN CASH AND CASH EQUIVALENTS	51,839	4,244
CASH AND CASH EQUIVALENTS, beginning of period	20,376	32,364
CASH AND CASH EQUIVALENTS, end of period	$72,215	$36,608

NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Adjusted EBITDA	$ 14,680	$ 19,781	$ 38,091	$ 58,865
Non-cash employee compensation
expense	(2,075)	(2,709)	(7,377)	(8,005)
Other income (expense)	0	3	0	(32)
Interest (expense) income, net	(52)	(31)	(408)	73
Income taxes	(3,524)	(4,690)	(7,709)	(15,037)
Depreciation and amortization	(2,961)	(3,133)	(9,186)	(9,064)

Income from continuing operations	$ 6,068	$ 9,221	$ 13,411	$ 26,800

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income (expense), interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company. Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.